                                                                 EXHIBIT d(1)(d)


                                 AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of September ___, 2001, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add a new portfolio, the AIM Basic Balanced Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                  ------------------------------------
AIM Balanced Fund                                                          June 1, 2000

AIM Basic Balanced Fund                                                 September ___, 2001

AIM Global Utilities Fund                                                  June 1, 2000

AIM Select Growth Fund                                                     June 1, 2000

AIM Value Fund                                                             June 1, 2000

AIM European Small Company Fund                                           August 30, 2000

AIM International Emerging Growth Fund                                    August 30, 2000

AIM New Technology Fund                                                   August 30, 2000

AIM Small Cap Equity Fund                                                 August 30, 2000

AIM Value II Fund                                                         August 30, 2000

AIM Worldwide Spectrum Fund                                              December 27, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                AIM BALANCED FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...................................................................................      0.75%
Over $150 million....................................................................................      0.50%


                             AIM BASIC BALANCED FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion.....................................................................................      0.65%
Next $4 billion......................................................................................      0.60%
Over $5 million......................................................................................      0.55%


                            AIM GLOBAL UTILITIES FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $200 million...................................................................................      0.60%
Next $300 million....................................................................................      0.50%
Next $500 million....................................................................................      0.40%
Over $1 billion......................................................................................      0.30%


                             AIM SELECT GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...................................................................................      0.80%
Over $150 million....................................................................................      0.625%

                                 AIM VALUE FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...................................................................................      0.80%
Over $150 million....................................................................................      0.625%


                         AIM EUROPEAN SMALL COMPANY FUND
                     AIM INTERNATIONAL EMERGING GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................      0.95%


                             AIM NEW TECHNOLOGY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................      1.00%


                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................      0.85%


                                AIM VALUE II FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................       0.75%


                           AIM WORLDWIDE SPECTRUM FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion.....................................................................................      0.85%
Over $1 billion......................................................................................      0.80%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                          AIM FUNDS GROUP


Attest:                                   By:
          ------------------------------         -------------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President


(SEAL)

                                          A I M ADVISORS, INC.


Attest:                                   By:
          ------------------------------         -------------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President


(SEAL)